PROMISSORY NOTE
AgFeed Industries, Inc.
to
Sunrise Capital International, Inc.
Chinese RMB Obligation

Date: December 20th, 2006	Amount: ¥ 8,600,000.00 RMB

AgFeed Industries, Inc. (hereinafter “Maker”) promises to pay to the order of Sunrise Capital International, Inc. (hereinafter “Holder”), FOR VALUE RECEIVED, the principal sum of ¥ 8,600,000.00 RMB, together with interest (computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as the case may be) on the unpaid principal balance thereof outstanding from time to time, from and including the date hereof until such principal balance is repaid in full, at an annual rate equal to Seven (7%) percent

The principal and accrued interest shall be due and payable in lawful money of the People’s Republic of China (RMB) at such address as the Holder from time to time may specify by written notice to the Maker on the six month anniversary of the date hereof (the “Maturity Date”).

The Maker, may, at its option pre-pay this note in whole or in part without premium or penalty but with accrued interest.

The Holder hereof, at its option, may make extensions of the time for the payment of the indebtedness or accept a renewal note or notes therefor, all without notice and the Maker hereby consents to any such extensions or renewals, all without notice, and agrees that any such action shall not release it from any liability hereunder.

Maker shall have the right to extend the Maturity Date for a period of not more than six (6) months by giving written notice to Holder no later than 15 business days prior to the initial Maturity Date. Such notice shall specify the new Maturity Date and interest shall continue to accrue through such date and the principal and accrued interest shall be due on such extended Maturity Date.

The Maker waives presentment for payment, demand, protest, notice of dishonor, notice of non-payment of this note and diligence in the collection thereof, as conditions of liability under this note and also hereby waives trial of jury, counterclaim or set-off in the event of litigation by Holder to enforce payment of this note.

Upon default, Holder may take all actions in law and in equity to collect on this note and Maker hereby agrees to pay to the Holder hereof such further amount as shall be sufficient to cover all costs and expenses of collection (not merely recoverable costs) including without limitation, reasonable attorney's fees for all services rendered in that connection.

Any notice hereunder shall be in writing, shall be signed by the giver, and shall be sent to the Maker or Holder, as applicable, at the address specified in this Note or most recently specified in any written notice to the other party, which notices shall be sent by certified or registered mail, return receipt requested, facsimile to a number provided by such notice, with written confirmation, or by overnight courier, messenger or other means of personal delivery, and shall be effec-tive upon delivery.

This note has been made and delivered in Nan Chang City, Jiangxi Province CHINA, and shall be governed by and construed in accordance with the applicable law pertaining in that jurisdiction (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction). Whenever reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party; provided, however, that nothing herein shall be deemed to authorize or permit the Maker to assign or delegate any of such person's rights or obligations under this note to any other person (whether or not an affiliate of such person). Each and every modification and amendment of this Note shall be in writing and signed by the Maker and the Holder. The terms and provisions of this note are intended to be severable. This note contains the entire agreement of the parties and supersede all other representations, warranties, agreements and understandings (oral or otherwise) with respect to the matter contained herein and therein.

AgFeed Industries, Inc. By: /s/ Li Songyan Li Songyan Qinglan Avenue of National Economic and Technological Development Zone, Nan Chang, Jiangxi Province CHINA	Sunrise Capital International, Inc. By: /s/ Chang Chunmei Chang Chunmei Cuizhu-Yuan, Yicui-Garden, Foshan City, Guangdong Province, CHINA